Exhibit 10.7

Exclusive Call Option Agreement

Beijing Glorywolf Co., Ltd.

ZHAO Peng and YUE Xu

and

Beijing Huapin Borui Network Technology Co., Ltd.

This Exclusive Call Option Agreement (hereinafter referred to as this “Contract”) is made and entered into as of this 21st day of February, 2020, by and among:

A

Beijing Glorywolf Co., Ltd., a limited liability company duly organized and existing under the laws of the People’s Republic of China (PRC), with its registered address at Room 303, TPV Tower, 8 Taiyanggong Middle Road, Chaoyang District, Beijing (hereinafter referred to as “Party A”);

B	ZHAO Peng, a PRC citizen, ID number: ******;

YUE Xu, a PRC citizen, ID number: ****** (together with ZHAO Peng, “Party B”); and

C

Beijing Huapin Borui Network Technology Co., Ltd., a limited liability company duly organized and existing under the laws of the PRC, with its registered address at Room 302, TPV Tower, 8 Taiyanggong Middle Road, Chaoyang District, Beijing (hereinafter referred to as “Party C”).

In this Contract, Party A, Party B and Party C shall be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS

1	Party B owns an aggregate 100% of the equity interests in Party C.

2

Party A and Party C entered into an Exclusive Technology Development, Consulting and Service Agreement (hereinafter referred to as the “Exclusive Technology Development, Consulting and Service Agreement”) as of February 10, 2017.

3	Party A, Party B and Party C entered into an Equity Interest Pledge Agreement (hereinafter referred to as the “Equity Interest Pledge Agreement”) as of the date hereof.

NOW, THEREFORE, the Parties have reached consensus on the issue of exclusive option through friendly negotiation; in order to specify the rights and obligations of the Parties, they hereby enter into this Contract for joint compliance.

I.	Equity Interest Purchase and Sale

1.	Grant of Rights

(a)

Party B hereby irrevocably grants Party A an irrevocable exclusive option (hereinafter referred to as the “Equity Interest Purchase Option”) to purchase or designate one or more persons (hereinafter referred to as a “Designee” or “Designees”) to purchase from Party B all or part of Party B’s equity interests in Party C at any time according to the exercise steps determined by Party A at its sole discretion and at the price set forth in Article 1.3 hereof, to the extent permitted by PRC laws. No third party other than Party A and the Designees shall be entitled to the Equity Interest Purchase Option. Party C hereby permits Party B to grant the Equity Interest Purchase Option to Party A.

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(b)	For the purposes of this Paragraph and this Contract in general, “Person” means an individual, company, joint venture, partnership, enterprise, trust or unincorporated organization.

2.	Exercise of Option

Party A’s exercise of its Equity Interest Purchase Option shall be subject to compliance with the provisions of the PRC laws and regulations. When exercising the Equity Interest Purchase Option, Party A shall give a written notice to Party B (hereinafter referred to as the “Equity Interest Purchase Notice”), which shall set forth the following:

(a)	Party A’s decision to exercise the purchase option;

(b)	The share of equity interests that Party A intends to purchase from Party B (hereinafter referred to as the “Purchased Equity Interests”);

(c)	Purchase date/equity interest transfer date.

3.	Equity Interest Purchase Price

Unless required to be evaluated by law, the purchase price of the Purchased Equity Interests (hereinafter referred to as the “Equity Interest Purchase Price”) shall be RMB 100 or the lowest price permitted by the PRC laws and regulations. However, if Party A and Party B have agreed otherwise, such agreement shall prevail.

4.	Transfer of Purchased Equity Interests

Each time Party A exercises the Equity Interest Purchase Option,

(a)

Party B shall cause Party C to convene a shareholders’ meeting in a timely manner, at which a resolution approving the transfer of equity interests by Party B to Party A and/or its Designee shall be adopted;

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(b)

Party B shall enter into an equity interest transfer contract with Party A (or, where applicable, its Designee) in accordance with the provisions of this Contract and an Equity Interest Purchase Notice;

(c)

The relevant parties shall execute all other required contracts, agreements or documents, obtain all the required governmental approvals and consents and take all necessary actions to transfer the valid ownership of the Purchased Equity Interests to Party A and/or its Designee and make Party A and/or the Designee the registered owner of the Purchased Equity Interests, free and clear of any security interest.

(d)

For the purposes of this Paragraph and this Contract, “Security Interest” includes security, mortgage, third party rights or interests, any share option, acquisition right, right of first refusal, right of set-off, retention of title or other security arrangements, etc., but for the sake of clarity, excludes any security interest arising under this Contract or the Equity Interest Pledge Agreement, i.e. the pledge created by Party B over all of their equity interests in Party C for the benefit of Party A pursuant to the Equity Interest Pledge Agreement, to secure the performance by Party C of its obligations under the Exclusive Technology Development, Consulting and Service Agreement.

II.	Undertakings Concerning Equity Interests

1.	Party C hereby undertakes that:

(a)

Without the prior written consent of Party A or Party A’s ultimate overseas controlling parent company Kanzhun Limited (hereinafter referred to as “Party A’s Parent Company”), Party C will not supplement, alter or modify its Articles of Association in any form, increase or decrease its registered capital, or otherwise change its registered capital structure;

(b)	It will maintain the company in good standing and conduct its business and affairs prudently and efficiently in accordance with good financial and business standards and practices;

(c)

Without the prior written consent of Party A or Party A’s Parent Company, it will not sell, transfer, pledge or otherwise dispose of any assets, business, revenue or other legitimate interest of Party C or permit any other security interest to be created thereon at any time from the date hereof;

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(d)	Without the prior written consent of Party A or Party A’s Parent Company, it will not incur, inherit, guarantee or permit to exist any debt except for:

(i)	Debts arising in the ordinary or usual course of business other than by means of loans; and

(ii)	Debts that have been disclosed to Party A and have been approved by Party A in writing.

(e)

It will carry on all of its business at all times in the ordinary course of business and maintain the value of Party C’s assets and will not perform any act/omission which would be sufficient to affect its business condition and the value of its assets;

(f)

Without the prior written consent of Party A or Party A’s Parent Company, it will not enter into or terminate any material contract outside the ordinary course of business, where such material contract refers to a contract with a value of more than Fifty Thousand in Renminbi (RMB 50,000);

(g)	Without the prior written consent of Party A or Party A’s Parent Company, it will not provide any loan or credit to any person;

(h)	Upon the request of Party A, it will provide Party A with all the information concerning Party C’s operating and financial conditions;

(i)

Party C will purchase and maintain insurance from an insurance company acceptable to Party A, with the same insured amount and coverage as would normally be insured by companies operating similar businesses and owning similar property or assets in the same region;

(j)	Without the prior written consent of Party A or Party A’s Parent Company, it will not merge or combine with, or acquire or invest in, any person;

(k)	It will promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or might occur in connection with Party C’s assets, business and revenue;

(l)

To protect Party C’s ownership of all its assets, it will execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or take necessary and appropriate defense against all claims;

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(m)

Without the prior written consent of Party A or Party A’s Parent Company, it shall not distribute dividends in any form to its shareholders, but shall, upon the request of Party A, immediately distribute all distributable profits to its respective shareholders; and

(n)	It will, upon the request of Party A, appoint any person designated by Party A to act as a director of Party C.

2.	Party B hereby undertakes that:

(a)

Without the prior written consent of Party A or Party A’s Parent Company, they will not sell, transfer, pledge or otherwise dispose of any equity interests or permit any other security interest to be created thereon at any time from the date hereof, except for the pledge created on Party B’s equity interests according to the Equity Interest Pledge Agreement;

(b)

Without the prior written consent of Party A or Party A’s Parent Company, they will not cause the shareholders’ meeting of Party C to approve the sale, transfer, pledge or other disposal of any equity interests or the permission of the creation of any other security interest thereon, except for the approval of the creation of the pledge on Party B’s equity interests according to the Equity Interest Pledge Agreement;

(c)

Without the prior written consent of Party A or Party A’s Parent Company, they will not cause the shareholders’ meeting of Party C to approve Party C to merge or combine with, or acquire or invest in, any person;

(d)	They will promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or might occur in connection with the equity interests held by them;

(e)	They will cause the shareholders’ meeting of Party C to vote for the transfer of the Purchased Equity Interests as specified herein;

(f)

To protect their ownership of the equity interests, they will execute all necessary or appropriate documents, take all necessary or appropriate actions and/or file all necessary or appropriate complaints or take necessary and appropriate defense against all claims;

(g)	They will, upon the request of Party A, appoint any person designated by Party A to act as a director of Party C;

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(h)

Upon the request of Party A from time to time, they shall unconditionally and immediately transfer their equity interests to Party A or its designated representative at any time and waive their right of first refusal with respect to the foregoing equity transfer effected by other shareholders; and

(i)

They will strictly comply with the provisions of this Contract and other contracts entered into jointly or separately by Party A, Party A’s Parent Company, Party B and Party C, earnestly perform their obligations under such contracts, and will not perform any act/omission that would be sufficient to affect the validity and enforceability of such contracts.

3.	Party B and Party C shall not revoke the foregoing undertakings, and ZHAO Peng and Party C shall be jointly and severally liable for the obligations hereunder.

III.	Asset Purchase Option

1.	Definition

“Assets” means all the assets of Party C, including but not limited to fixed assets, current assets, intellectual property rights and interests under all the contracts entered into by Party C. The foregoing intellectual property rights include patent rights, patent application rights, trademark rights, trademark application rights, trade names, copyrights, trade secrets, inventions, know-hows, industrial designs, slogans, symbols, website designs, layout designs, domain names and other rights that Party C currently or will create, own or enjoy in the future.

2.	Grant of Rights

To the extent permitted by PRC laws, Party B and Party C hereby irrevocably grant Party A an irrevocable exclusive option (hereinafter referred to as the “Asset Purchase Option”) to purchase or cause its Designee to purchase from Party C all or part of the assets held by Party C at any time according to the exercise steps determined by Party A at its sole discretion and at the price set forth in Article 3.4 hereof. Party B unanimously allows Party C to grant the Asset Purchase Option to Party A.

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3.	Exercise Steps

(a)

Party A’s exercise of its Asset Purchase Option shall be subject to compliance with the provisions of the PRC laws and regulations. When exercising the Asset Purchase Option, Party A shall give a written notice to Party B (hereinafter referred to as the “Asset Purchase Notice”), which shall set forth the following:

(i)	Party A’s decision to exercise the Asset Purchase Option;

(ii)	The assets that Party A intends to purchase from Party B (hereinafter referred to as the “Purchased Assets”);

(iii)	The purchase date.

(b)

After the issuance of the Asset Purchase Notice, each time Party A exercises its Asset Purchase Option, Party C shall undertake to perform, and Party B shall undertake to cause Party C to perform, the following actions:

(i)	Enter into an asset transfer agreement with respect to the Purchased Assets in accordance with the specific provisions of this Contract and each Asset Purchase Notice; and

(ii)

execute all other required contracts, agreements or documents, obtain all the required governmental approvals and consents and take all necessary actions to transfer the valid ownership of the Purchased Assets to Party A and/or its Designee and complete the registration and filing procedures necessary for the transfer of intellectual property rights in accordance with the relevant PRC laws and regulations, to make Party A and/or the Designee the registered owner of the Purchased Assets, free and clear of any security interest.

4.	Asset Purchase Price

Unless otherwise provided by law, the purchase price of the Purchased Assets (hereinafter referred to as the “Asset Purchase Price”) shall be RMB 100 or the lowest price permitted by the PRC laws and regulations. However, if Party A and Party C have agreed otherwise, such agreement shall prevail. Party C shall solely bear all the taxes and fees arising from the transfer of the Purchased Assets.

IV.	Representations and Warranties of Party B and Party C

Party B and Party C hereby respectively represent and warrant to Party A as of the date of hereof and each transfer date that:

1.

It has the power and right to enter into and deliver this Contract and any equity interest transfer contract to which it is a party and which is entered into for the purpose of each transfer of the Purchased Equity Interests (each a “Transfer Contract”), and to perform its obligations under this Contract and any Transfer Contract. This Contract and each Transfer Contract to which it is a party shall, as of the date hereof and thereof, constitute legal, valid and binding obligations against it and shall be enforceable against it in accordance with the terms of this Contract or each Transfer Contract;

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2.	Neither the execution and delivery of this Contract or any Transfer Contract nor the performance of its obligations under this Contract or any Transfer Contract will:

(a)	Result in a violation of any relevant PRC law;

(b)	Be in conflict with Party C’s Articles of Association or other organizational documents;

(c)	Result in a breach of or constitute a default under any contract or document to which it is a party or by which it is bound;

(d)	Result in a violation of any condition for the grant and/or survival of any permit or approval issued to it; or

(e)	Result in any permit or approval issued to it being suspended or revoked or subject to conditions.

3.

Party B is entitled to the legal title to the equity interests owned by them. Party B has not created any security interest on the foregoing equity interests, except for the pledge created on Party B’s equity interests pursuant to the Equity Interest Pledge Agreement;

4.	Party C has no outstanding debt except for the following:

(a)	Any debt incurred during its ordinary course of business, and

(b)	Any debt that has been disclosed to Party A and has been approved by Party A in writing.

5.	Party C complies with all the applicable laws and regulations;

6.	There are no ongoing, pending or possible litigation, arbitration or administrative proceedings relating to the equity interests in Party C or its assets or relating to Party C itself.

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V.	Effective Date and Term

This Contract shall become effective as of the date when it is executed by the Parties and shall supersede the Exclusive Call Option Agreement entered into as of February 10, 2017 by and among Party A, ZHAO Peng, TANG Weigang and Party C. This Contract shall be valid for ten (10) years and may be extended for another ten (10) years at the sole discretion of Party A.

VI.	Applicable Law and Dispute Resolution

1.	Applicable Law

The conclusion, validity, interpretation and performance of this Contract and the resolution of disputes hereunder shall be governed by the laws of the PRC.

2.	Dispute Resolution

In case of any dispute between the Parties concerning the interpretation and performance hereof, the Parties hereto shall resolve such dispute first through friendly negotiation. If, within thirty (30) days after one Party sends to the other Party a written notice requesting resolution of the dispute through negotiation, such dispute is not resolved, either Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall take place in Beijing. The arbitral award shall be final and binding upon the Parties.

VII.	Taxes and Expenses

Each Party shall be liable for any and all taxes and expenses incurred by it or levied on it in connection with the preparation and execution of this Contract and each Transfer Contract and the completion of the transactions contemplated by this Contract and each Transfer Contract in accordance with the PRC laws.

VIII.	Notices

Unless a written notice is given to change the following address, any notice hereunder shall be delivered to the following address by hand or by registered mail. If the notice is sent by registered mail, the date of receipt stated on the receipt of the registered mail shall be the date of service; if sent by personal delivery, the notice shall be deemed served on the date of dispatch:

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Party A: Beijing Glorywolf Co., Ltd.

Address: ******

Mobile: ******

Attn: ******

Party B: ZHAO Peng and YUE Xu

Address: ******

Mobile: ******

Party C: Beijing Huapin Borui Network Technology Co., Ltd.

Address: ******

Mobile: ******

Attn: ******

IX.	Confidentiality

1.

The Parties acknowledge and confirm that any oral or written information exchanged with each other in connection with this Contract is confidential. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without the prior written consent of the other Party, except for:

(a)	Information that is or will be known to the public (but not disclosed to the public by the receiving party without authorization);

(b)	Information required to be disclosed by applicable laws or regulations; or

(c)

Information to be disclosed by any Party to its legal or financial adviser in connection with the transaction contemplated hereby, to the extent that such legal or financial adviser is also subject to a duty of confidentiality similar to that provided in this Article.

2.

Any breach of confidence by the staff of or an agency retained by any Party shall be deemed as a breach of confidence by such Party, which shall be liable for breach of contract in accordance with this Contract. This Article shall survive the termination of this Contract for any reason.

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X.	Further Assurance

The Parties agree to promptly execute such documents and take such further actions as may be reasonably necessary or desirable for the fulfillment of the provisions and purposes hereof.

XI.	Termination, Liability for Breach and Indemnity

1.

If any Party (hereinafter referred to as the “Breaching Party”) breaches its obligations hereunder, another Party (hereinafter referred to as the “Non-breaching Party”) may send to the Breaching Party a written notice requiring the Breaching Party to correct its breach. The Breaching Party shall, within thirty (30) days upon receipt of the foregoing notice, cease its breach and indemnify the Non-breaching Party for all the losses thus suffered; if the Breaching Party continues to breach its obligations thirty (30) days after the date of receipt of the foregoing notice, any Non-breaching Party shall have the right to unilaterally terminate this Contract and shall also have the right to require the Breaching Party to indemnify the Non-breaching Party for all the losses suffered as a result.

2.

Any indulgence or grace granted by the Non-breaching Party or any delay in the exercise of the rights available to it under law or under this Contract in respect of any breach by the Breaching Party shall not be deemed as a waiver of such rights by the Non-breaching Party.

3.

Party B and Party C shall indemnify, defend and hold harmless Party A from and against any and all claims, damages, debts, expenses and costs, including but not limited to reasonable attorney’s fee, borne by Party A, its officers, managers, directors, shareholders, members, representatives, agents and employees in any litigation or other legal proceedings between any indemnitor and any indemnified person or between any indemnified person or any third party arising from any dispute or litigation brought by a third party in connection with the Purchased Equity Interests due to Party B’s or Party C’s breach of any of its statutory or contractual warranties, representations or other covenants hereunder or prior to the transfer of the Purchased Equity Interests.

XII.	Miscellaneous

1.	Amendment, Modification and Supplement

Any amendment, modification or supplement hereto shall be made in writing and shall come into force after being signed and sealed by the Parties.

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2.	Compliance with Laws and Regulations

The Parties shall comply with, and shall ensure that their operations are in full compliance with all the laws and regulations officially promulgated and publicly available in the PRC.

3.	Entire Contract

Except for written amendments, supplements or modifications made after the execution hereof, this Contract constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all prior oral or written negotiations, representations and contracts with respect to the subject matter hereof.

4.	Headings

The headings used herein are for ease of reading only and shall not be used to interpret, construe or otherwise affect the meanings of the provisions hereof.

5.	Language

This Contract is made in Chinese. This Contract may be made in one or more originals as required, each of which shall be of equal legal effect.

6.	Severability

If any one or more of the provisions hereof is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall seek, through good faith consultation, to replace those invalid, illegal or unenforceable provisions with valid provisions whose economic effect shall be as similar as possible to that of such invalid, illegal or unenforceable provisions.

7.	Successors

This Contract shall be binding upon each Party’s successors and such assigns as may be permitted by the Parties.

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8.	Survival

(a)	Any obligations incurred or due in connection with this Contract prior to the expiration or early termination hereof shall survive the expiration or early termination hereof.

(b)	The provisions of Articles 6, 9, 11 and Article 12.8 hereof shall survive the termination hereof.

9.	Waiver

Any waiver of the terms and conditions hereof by any Party shall not take effect unless made in writing and signed by the Parties. A waiver by a Party in respect of a breach by another Party in one case shall not be deemed to have been a waiver by such Party in respect of a similar breach by the other Party in another case.

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Beijing Glorywolf Co., Ltd. (seal)

By:	/s/ ZHAO Peng

Name:	ZHAO Peng

Title:	Legal Representative

ZHAO Peng

By:	/s/ ZHAO Peng

YUE Xu

By:	/s/ YUE Xu

Beijing Huapin Borui Network Technology Co., Ltd. (seal)

By:	/s/ ZHAO Peng

Name:	ZHAO Peng

Title:	Legal Representative

Signature Page to the Exclusive Call Option Agreement